Exhibit 10.2

FORM OF  SECOND SEPARATION AGREEMENT AND GENERAL RELEASE

BETWEEN

HERMAN L. ROBINSON AND FIRST FINANCIAL NORTHWEST BANK

This General Release (“Agreement”) is between Herman L. Robinson (“Executive”) and FIRST FINANCIAL NORTHWEST BANK (the “Company”), collectively, the “Parties.”

Executive and the Company entered into a Separation Agreement and General Release on November 20, 2015 (“Separation Agreement”), which is hereby incorporated by reference.  Under that Separation Agreement, Executive agreed to execute a second release to cover any matters arising out of Executive’s employment during the period between the date the Separation Agreement was signed and March 31, 2016 (the “Separation Date”).

Both Executive and the Company desire to resolve all matters, known or unknown, arising out of Executive’s employment with and separation from the Company according to the terms, conditions and consideration included in this Agreement.

This Agreement is dated ______________ for reference purposes, which is the date that the Company delivered this Agreement to the Executive for consideration.

Any capitalized terms in this Agreement that are not defined shall have the meaning assigned to those terms in the Separation Agreement.

Based on the above recitals, the Parties agree that the following terms will apply only if all conditions of this Agreement are met:

1.1           Release.

(a) Executive hereby releases and forever discharges any and all of the “Released Parties” (defined below) from any and all claims of any kind, known or unknown, that arose on or before the date that he signed this Agreement, including without limitation, claims for:

•
wrongful termination or constructive discharge, including claims based on violation of public policy; breach of agreements, representations, policies or practices related to Executive’s relationship with any Released Party; or based on any legal obligation owed by any Released Party;

•
violation of federal, state, or local laws, ordinances, or executive orders prohibiting discrimination, harassment or retaliation, or requiring accommodation, on the basis of race, ancestry, creed, color, religion, national origin, pregnancy, childbirth or related medical conditions, families with children, sex, genetic information, marital status, sexual orientation, gender expression or gender identity, political ideology, age, honorably discharged veteran or military status, sensory, physical, or mental impairment or other legally protected characteristic or activity;

•	wages (including overtime pay) or compensation of any kind (including attorney’s fees or costs) to the fullest extent permitted by law;

•
tortious interference with contract or expectancy; fraud or negligent misrepresentation; breach of privacy, defamation or libel; intentional or negligent infliction of emotional distress; unfair labor practices; breach of fiduciary duty; or any other tort;

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•
violation of the Washington Law Against Discrimination; the Washington Prohibited Employment Practices Law; the Washington Minimum Wage Act; Washington’s Little Norris-LaGuardia Act; the Washington Family Leave Act; the Washington Family Care Act; the Washington Military Family Leave Act; the Washington law permitting leave for victims of domestic violence, sexual assault or stalking; the Washington Fair Credit Reporting Act; the retaliation provisions of the Washington Workers’ Compensation Act; the Washington Industrial Safety and Health Act (WISHA), including any and all amendments to the above, to the fullest extent permitted by law;

•
violation of the Consolidated Omnibus Budget and Reconciliation Act of 1985 (COBRA); the Fair Labor Standards Act (FLSA); the Labor Management Relations Act (LMRA); the Executive Polygraph Protection Act; the Racketeer Influenced and Corrupt Organizations Act (RICO); the Electronic Communications Privacy Act; the Uniform Services Employment and Re-Employment Rights Act (USERRA); the Sarbanes-Oxley Act; the Civil Rights Act of 1964; Title VII; Sections 1981 through 1988 of Title 42 of the United States Code; the Civil Rights Act of 1991; the Equal Pay Act of 1963; the Lilly Ledbetter Fair Pay Act; the Genetic Information Nondiscrimination Act of 2008 (GINA); the Americans with Disabilities Act of 1990 (ADA); the federal Family and Medical Leave Act of 1993 (FMLA); the Worker Adjustment and Retraining Notification Act (WARN); the Occupational Safety and Health Act (OSHA); the Sarbanes-Oxley Act of 2002; the Executive Retirement Income Security Act of 1974 (ERISA); the National Labor Relations Act (NLRA); the Immigration Reform and Control Act (IRCA); including any and all amendments to the above, to the fullest extent permitted by law;

•	the Age Discrimination in Employment Act of 1967 (ADEA); the Older Workers Benefit Protection Act (OWBPA); and

•	violations of all similar federal, state and local laws, to the fullest extent permitted by law.

(b)     “Released Party” or “Released Parties” includes First Financial Northwest, Inc., First Financial Northwest Bank (as the successor to First Savings Bank Northwest), First Financial Diversified, and each of its affiliates (including any partnerships or joint ventures), and the benefit plans of each such entity; and with respect to each such entity, all past, present and future Executives, supervisors, managers, fiduciaries, directors, officers, owners, shareholders, representatives, agents, attorneys, assigns, insurers, whether acting in their individual or official capacities, and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this paragraph; and with respect to each such entity and individual, all predecessors, successors and assigns.

(c)      Executive agrees that, except as may be required by subpoena, court order, or other force of law, Executive will not in any way assist any individual or entity in commencing or prosecuting any action or proceeding against any Released Party connected to any and all matters arising from any event that has occurred up to the Separation Date.

(d)      Executive understands that he is releasing potentially unknown claims, and that Executive has limited knowledge with respect to some of the claims being released.  Executive acknowledges that there is a risk that, after signing this Agreement, he may learn information that might have affected Executive’s decision to enter into this Agreement.  Executive assumes this risk and all other risks of any mistake in entering into this Agreement.  Executive acknowledges that this Agreement

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and the release and discharge contained herein is fairly and knowingly made.  Executive is giving up all rights and claims of any kind, known or unknown, except for the rights specifically given in this Agreement.

(e)     This Agreement does not affect Executive’s rights, if any, to receive 401(k) benefits, medical plan benefits, unemployment compensation or workers’ compensation benefits, nor does it release any claims or rights which as a matter of law cannot be waived.

1.2.           Indemnification.  Executive agrees to indemnify and hold Released Parties harmless from and against all losses, costs, damages or expenses, including, without limitation, reasonable attorney’s fees incurred, arising out of a breach of this Agreement.  As a material part of this Agreement, Executive represents and warrants that there are presently no claims or potential claims that are capable of being asserted against the Released Parties which he has not asserted or which could be asserted on his behalf or on behalf of his marital community.

1.3           Affirmations.

(a)     Executive affirms that he has disclosed any workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under federal, state, or local laws, including family or medical leave, paid sick or safe leave, or any other leave mandated by law.

(b)     Executive affirms that he has not and will not initiate any suit, action, or arbitration before any federal, state or local judicial, administrative or other forum with respect to any matter arising out of or connected with his employment with the Company and/or the termination of that employment; and that, without subpoena, he will not, except at the Company’s request, testify in any judicial or administrative proceedings to which any Released Party is a party regarding any matter involving the affairs of any Released Party of which Executive has knowledge.  Nothing in this Agreement precludes Executive from filing a charge or complaint with an appropriate administrative agency.  However, Executive agrees that he is not entitled to and will not accept any monetary recovery directly from the Company as a result of filing such charge or complaint.  Executive affirms that he has not transferred or assigned any claims or rights to claims to any other person or entity.

(c)     Nothing in this Agreement prohibits Executive from reporting possible violations of federal, state or local laws or regulations to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the United States Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal, state or local laws or regulations. Executive does not need prior authorization of any kind to make any such reports or disclosures and Executive is not required to notify the Company that Executive has made such reports or disclosures.

1.4           Older Workers’ Benefit Protection Act Provisions.

In accordance with the requirements of the Older Workers’ Benefit Protection Act, Executive expressly acknowledges the following:

(a)     Independent Legal Counsel.  Executive is advised and encouraged to consult with an attorney before signing this Agreement.  Executive acknowledges that, if he desired to consult an attorney, he had an adequate opportunity to do so.

(b)     Consideration Period.  Executive has twenty-one (21) calendar days from the date the original Agreement was given to him (______________) to consider this Agreement before signing it.  Executive agrees that any modifications, material or otherwise, made to this Agreement do

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not restart or affect in any manner the original twenty-one (21) calendar day consideration period.  The twenty-one (21) day period expires on ______________.  Executive may use as much or as little of this twenty-one (21) day period as he wishes before signing.  If Executive does not sign and return this Agreement within this twenty-one (21) day period, it will not become effective or enforceable, and Executive will not receive the benefits described in this Agreement.

(c)     Revocation Period and Effective Date.  Executive has seven (7) calendar days after signing this Agreement to revoke it.  To revoke this Agreement after signing it, Executive must deliver a written notice of revocation to the Company’s Chief Executive Officer before the seven (7) day period expires.  This Agreement shall not become effective until the eighth (8th) calendar day after Executive signs it (“Effective Date”).  If Executive revokes this Agreement, it will not become effective or enforceable, and he will not receive the benefits described in this Agreement.

(d)     Acceptance.  Executive agrees and accepts this Agreement.  Executive acknowledges that he has not signed this Agreement relying on anything not set out herein.  Executive acknowledges that if he is signing this before ____________, he has decided not to wait for the full twenty-one (21) day period, even though he has the right to do so.

1.5           Non-Admission.  This Agreement shall not be construed as an admission by Executive or any Released Party of any liability, breach of any agreement, or violation of any statute, law or regulation, nor shall it be construed as an admission of any deficient performance or breach of any professional obligation.

1.6           Governing Law.  This Agreement is governed by the laws of the State of Washington that apply to contracts executed and to be performed entirely within the State of Washington without giving effect to the rules governing the conflicts of laws, and without the aid of any canon, custom, or rule of law requiring construction against the drafter, and regardless of whether a party changes domicile or residence.

1.7           Successors and Assigns.  Executive’s obligations will bind his heirs, successors, and assigns, to the benefit of the Company.  The Company shall have the right to assign this Agreement to any of the Company’s successors, assigns, or affiliates or to any entity that, directly or indirectly, is in control of, is controlled by, or is under common control with the Company.  This Agreement shall be binding upon the successors and permitted assigns of the Company.

1.8           Headings; Definitions.  The headings in the Agreement are for convenience only and shall not affect the meaning of the terms as set out in the text.  Any capitalized terms not defined in this Agreement will have the meaning assigned to those terms in the Employment Agreement.

1.9           Attorney’s Fees.  In any dispute involving this Agreement, each Party shall be responsible for their own attorney’s fees and costs.

1.10        Severability.  It is further understood and agreed that if any of the provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions shall nevertheless continue to be valid and enforceable.

1.11       Complete Agreement.  This Agreement represents and contains the entire understanding between the Parties in connection with the subject matter of this Agreement.  It is expressly acknowledged and recognized by all Parties that there are no oral or written collateral agreements, understandings or representations between the Parties other than as contained in this document.  Any modifications to this Agreement must be in writing and signed by both Parties to be effective.

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1.12       Counterparts.  This Agreement may be executed in duplicate originals, each of which is equally admissible in evidence, and each original shall fully bind each party who executed it.  An e-mailed or facsimile copy of the signature may be submitted as proof of execution; however, Executive shall send the original executed agreement by U.S. Mail to the Company’s Chief Executive Officer no later than three (3) days after signature.

This Agreement consists of ______ pages, not including any exhibits.

_____________________________________	_____________________________________
HERMAN L. ROBINSON	Date

Agreed by FIRST FINANCIAL NORTHWEST BANK

_____________________________________
By: __________________________________	Date
Its: __________________________________

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